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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

VIGNETTE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Notes:

VIGNETTE CORPORATION

1601 South MoPac Expressway

Austin, Texas 78746

April 14, 2003

TO THE STOCKHOLDERS OF VIGNETTE CORPORATION

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Vignette Corporation (“Vignette” or the “Company”), which will be held at the Inter-Continental Stephen F. Austin Hotel, 701 Congress Avenue, Austin, Texas, on Thursday, May 15, 2003, at 9:00 A.M., Central Time.

Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY ALSO VOTE TELEPHONICALLY OR BY USING THE INTERNET. Returning the proxy, voting telephonically or via the Internet does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

Sincerely,

Thomas E. Hogan

President, Chief Executive Officer and Director

VIGNETTE CORPORATION

1601 South MoPac Expressway

Austin, Texas 78746

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held May 15, 2003

The Annual Meeting of Stockholders (the “Annual Meeting”) of Vignette Corporation (the “Company”) will be held at the Inter-Continental Stephen F. Austin Hotel, 701 Congress Avenue, Austin, Texas, on Thursday, May 15, 2003, at 9:00 A.M., Central Time, for the following purposes:

1.	To elect one director of the Board of Directors to serve until the 2006 Annual Meeting or until a successor(s) has been duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2003; and

3.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the attached Proxy Statement.

Only stockholders of record at the close of business on March 20, 2003 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s headquarters located at 1601 South MoPac Expressway, Austin, Texas, during ordinary business hours for the ten-day period prior to the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Bryce M. Johnson

Secretary

Austin, Texas

April 14, 2003

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY ALSO VOTE TELEPHONICALLY OR BY USING THE INTERNET. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

VIGNETTE CORPORATION

1601 South MoPac Expressway

Austin, Texas 78746

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

To be held May 15, 2003

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Vignette Corporation, a Delaware corporation, for the Annual Meeting to be held at the Inter-Continental Stephen F. Austin Hotel, 701 Congress Avenue, Austin, Texas, on Thursday, May 15, 2003, at 9:00 A.M., Central Time, and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about April 14, 2003.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

The Company’s Common Stock is the only type of security entitled to vote at the Annual Meeting. On March 20, 2003, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 252,962,042 shares of Common Stock outstanding. Each stockholder of record on March 20, 2003 is entitled to one vote for each share of Common Stock held by such stockholder on March 20, 2003. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of elections, appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

The Company’s bylaws provide that the holders of a majority of the Company’s Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

Proposal 1. Each Director is elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The nominee for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee’s total.

Proposal 2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent public accountants, for the fiscal year ending December 31, 2003, requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proxies

Whether or not you are able to attend the Company’s Annual Meeting, you are urged to complete and return the proxy by using the enclosed envelope. You may also vote telephonically or by using the Internet, which is solicited by the Company’s Board of Directors or which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominee of the Board of Directors (as set forth in Proposal No. 1), FOR Proposal No. 2 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company’s principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company may reimburse such persons for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail, electronic mail, or telephone.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company currently has authorized seven (7) directors. In accordance with the terms of the Company’s Amended and Restated Certificate of Incorporation, the Board of Directors is divided into three classes: Class I, whose term will expire at the 2003 Annual Meeting; Class II, whose term will expire at the 2004 Annual Meeting; and Class III, whose term will expire at the 2005 Annual Meeting. At the 2003 Annual Meeting, one director will be elected to serve until the Annual Meeting to be held in 2006 or until his or her respective successor is elected and qualified. The Board of Directors has selected Mr. Lindelow as the nominee for Class I. The nominee for the Board of Directors is currently a director of the Company and is set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form FOR the nominee for director listed below. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. Mr. Papermaster has resigned as a member of the Board of Directors as of May 14, 2003. At this time, Mr. Papermaster’s replacement has not been named.

Set forth below is information regarding the nominee, including his age as of March 31, 2003, his positions and offices held with the Company and certain biographical information:

Nominee	Age	Positions and Offices Held with the Company

Jan H. Lindelow (1)	58	Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating Committee
(4)	Member of the Stock Option Committee

Jan H. Lindelow has served as a director of Vignette since October 2002. Mr. Lindelow is an active board member of several enterprises, primarily in the high technology industry. Recently retired from IBM Corp., Mr. Lindelow has extensive experience managing global multi-billion dollar businesses as well as smaller, entrepreneurial companies. Mr. Lindelow joined Tivoli, a unit of the IBM Software Group in June 1997 and served as chairman and Chief Executive Officer of Tivoli until the Spring of 2001. He then became vice president, Emerging Business Development for IBM until his retirement in 2002. Prior to Tivoli, he was president and Chief Operating Officer of Symbol Technologies. He also served in several senior executive positions with Asea Brown Boveri (ABB). At Unisys/Sperry Computer Systems, Mr. Lindelow was president of Worldwide Sales and Services, and he spearheaded the company’s entry into UNIX and other open markets. Mr. Lindelow joined Unisys/Sperry in his native Sweden where he subsequently became president of Sperry’s Nordic Group. Mr. Lindelow earned a Masters of Science in engineering from the Royal Institute of Technology in Stockholm, Sweden.

Set forth below is information regarding the continuing directors of the Company, including their ages as of March 31, 2003, their positions and offices held with the Company and certain biographical information.

Continuing Directors	Age	Positions and Offices Held with the Company

Robert E. Davoli (1)(2)(3)	54	Director

Thomas E. Hogan (4)	43	President, Chief Executive Officer and Director

Jeffrey S. Hawn (2)(3)	39	Director

Michael D. Lambert (1)(3)	57	Director

Gregory A. Peters	43	Chairman of the Board, Former Chief Executive Officer

(1)	Member of Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating Committee
(4)	Member of the Stock Option Committee

Robert E. Davoli has served as a director of Vignette since February 1996. Mr. Davoli has served as General Partner of Sigma Partners, a venture capital firm, since January 1995. He served as President and Chief Executive Officer of Epoch Systems, a client-server software company, from February 1993 to September 1994. From May 1986 through June 1992, Mr. Davoli was the President and Chief Executive Officer of SQL Solutions, a relational database management systems consulting and tools company that he founded and sold to Sybase, Inc. in January 1990. He is a director of the following publicly held companies: ISS Group, Inc., a network security software company; StorageNetworks, Inc., a data storage management software applications and services company; and Versata, Inc., a business logic development and management software company. He also serves as a director of several privately held companies. Mr. Davoli received his Bachelor of Arts degree in History from Ricker College.

Jeffrey S. Hawn has served as a director of Vignette since November 2001. Mr. Hawn has served as Senior Vice President, Operations for BMC Software, Inc. since January 2002, where he is responsible for overseeing the finance, corporate planning and development, and information technology and business operations. Mr. Hawn served as Senior Vice President, BMC Ventures through January 2002, where he was responsible for identifying, developing and managing BMC’s emerging technologies and new business opportunities. Mr. Hawn received his Master of Business Administration degree from The University of Texas at Austin and his Bachelor of Science degree in Mechanical Engineering from Southern Methodist University.

Thomas E. Hogan has served as our Chief Executive Officer since April 2002 and as President and director since April 2001. Mr. Hogan served as our Chief Operating Officer from April 2001 to April 2002.From March 1999 to March 2001, Mr. Hogan served in various roles at Siebel Systems, Inc., including most recently as Senior Vice President of Worldwide Sales and Operations. Prior to his employment at Siebel Systems, Mr. Hogan worked at IBM Corporation from January 1982 to March 1999, where he held several executive posts, including Vice President of Midrange Systems, Vice President of Sales, Consumer Packaged Goods and Vice President, Sales Operations. Mr. Hogan also serves on the board of Vastera, Inc., a global trade management company. Mr. Hogan received his Bachelor of Sciences degree in Biomedical Engineering from the University of Illinois and his Masters of Business Administration degree in finance and international business with distinction from the J.L. Kellogg Graduate School of Management at Northwestern University.

Michael D. Lambert has served as a director since September 2002. Most recently, Mr. Lambert served as Senior Vice President of the Enterprise Systems Group at Dell Computer Corporation and as a member of a six-man operating committee reporting to the Office of Chairman. Prior to joining Dell, he served as vice president of sales and marketing for Compaq. Mr. Lambert also served as vice president and general manager for the Large Computer Products division at NCR/AT&T Corp, where he spent more than 16 years serving in various senior-level roles in product management, sales and software engineering. In addition to the Vignette board, Mr. Lambert serves on the boards of directors of StorageNetworks Inc., Western Digital Corp., and Panasas Inc. Mr. Lambert received his Bachelor of Sciences degree in business from The University of Kentucky.

Gregory A. Peters has served as our Chairman of the Board since January 2000. Mr. Peters served as President and Chief Executive Officer from June 1998 to April 2001. From October 1997 to May 1998, Mr. Peters served as Chief Executive Officer and President of Logic Works, Inc., a software company. Mr. Peters joined Logic Works as Chief Financial Officer and Executive Vice President, Finance and Operations in August 1996 and served as Acting President and Chief Executive Officer from April 1997 to October 1997. Mr. Peters is a Certified Public Accountant and received his Bachelor of Arts degree in Business Administration from Rhodes College in Memphis, Tennessee.

Board of Directors Meetings and Committees

During the fiscal year ended December 31, 2002, the Board of Directors held eleven (11) meetings and acted by unanimous written consent in lieu of a meeting on one (1) occasion. For the fiscal year, each of the directors during the term of his tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has four (4) standing committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Stock Option Committee.

During the fiscal year ended December 31, 2002, the Audit Committee of the Board of Directors held five (5) meetings. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s independent public accountants, the scope of the annual audits, fees to be paid to the Company’s accountants, the performance of the Company’s accountants and the accounting practices of the Company. The members of the Audit Committee are Messrs. Davoli, Hawn, and Papermaster. At the beginning of 2002, the Audit Committee consisted of Messrs. Marengi, Hawn and Papermaster. On August 23, 2002, Mr. Davoli joined the Audit Committee following the resignation of Mr. Marengi.

During the fiscal year ended December 31, 2002, the Compensation Committee of the Board of Directors acted by written consent in lieu of a meeting on nineteen (19) occasions. The Compensation Committee reviews the performance of the executive officers of the Company, establishes compensation programs for the officers, and reviews the compensation programs for other key employees, including salary and cash bonus levels and option grants under the 1999 Equity Incentive Plan and the 1999 Supplemental Stock Option Plan. The members of the Compensation Committee are Messrs. Davoli, Lambert, Lindelow and Papermaster. At the beginning of 2002, the Compensation Committee consisted of Messrs. Davoli and Marengi. Mr. Marengi’s Board service ended in July 2002, and Mr. Papermaster joined the Compensation Committee. In addition, Mr. Lambert joined the Compensation Committee in August 2002 and Mr. Lindelow joined the Compensation Committee in October 2002.

During the fiscal year ended December 31, 2002, the Stock Option Committee of the Board of Directors acted by written consent in lieu of a meeting on thirty-five (35) occasions. The Stock Option Committee approves stock option grants to employees and consultants of the Company who are not officers up to a maximum number of shares set by the Board of Directors. Mr. Peters was the sole member of the Stock Option Committee until August 2002, at which point Mr. Hogan became the sole member of the Stock Option Committee.

The Nominating Committee selects candidates for open Board of Directors positions, provides succession planning for the Chairman and Chief Executive Officer positions, and conducts performance reviews for the Chief Executive Officer and other members of the Board. The Nominating Committee will consider nominees recommended by Company stockholders provided that such recommendations are submitted to the Company not more than 90 days and no less than 60 days prior to the first anniversary of the preceding year’s annual meeting. Such notice must set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made the name and address of the stockholder as appearing on the Company’s books and of such beneficial owner and the class and number of shares of the Company that are owned beneficially and of record by the stockholder and such beneficial owner. The Nominating Committee consists of Messrs. Davoli, Hawn, Lambert, Lindelow and Papermaster.

Director Compensation

Prior to August 23, 2002, non-employee directors did not receive any cash compensation for serving on our Board of Directors or any of our Committees. Effective August 2002, a cash compensation plan was adopted for non-employee directors as follows: (i) $15,000 annual retainer for members of the Board of Directors, $2,000 payment for each board meeting attended; and a $500 payment for each special board meeting attended, (ii) a $500 payment for each committee meeting attended and (iii) a $5,000 retainer as the Chairman of the Audit, Compensation and Nominating Committees, respectively. Certain non-employee Board members are eligible for option grants under the 1999 Equity Incentive Plan and the 1999 Non-Employee Directors Option Plan. Under the 1999 Equity Incentive Plan, each non-employee Board member will be granted the option to purchase an additional 25,000 shares on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. Under the 1999 Non-Employee Director Option Plan, each non-employee Board member will be granted an option to purchase 50,000 shares on the date such individual joins the Board, provided such individual has not been in the prior employ of the Company. In addition, at each Annual Meeting of Stockholders, each individual who has served as a non-employee Board member for at least six months prior to such Annual Meeting will receive an additional option grant to purchase 15,000 shares of Common Stock, whether or not such individual has been in the prior employ of the Company. In addition, at each Annual Meeting of Stockholders beginning in 2003, each non-employee Board member serving on any committee of the Board will receive an additional option grant to purchase 3,000 shares of Common Stock plus an option to purchase 2,000 shares of Common Stock, if serving as chairman of a committee, under the 1999 Equity Incentive Plan. The option price for each such option grant will be equal to the fair market value per share of Common Stock on the automatic grant date and each automatic option grant becomes exercisable for 25% of the option shares after one year of Board service and with respect to the balance of the shares in equal quarterly installments over the three years thereafter.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 28, 2003, certain information known to the Company regarding the beneficial ownership of the Company’s Common Stock by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding shares of Common Stock, (ii) the directors, (iii) the chief executive officer and the four other highest paid executive officers of the Company for the year ended December 31, 2002, and (iv) the directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the shares are issue-able pursuant to stock options that are exercisable within sixty (60) days of February 28, 2003. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date. The percentage of beneficial ownership for the following table is based on 252,611,115 shares of Common Stock outstanding as of February 28, 2003. Unless otherwise indicated, the address for each listed stockholder is: c/o Vignette Corporation, 1601 South MoPac Expressway, Austin, Texas 78746. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

	Shares Beneficially Owned as of February 28, 2003
Beneficial Owner	Number of Shares	Percentage of Ownership
Merrill Lynch (1)	33,483,985	13.26%
FMR Corp. (2)	18,902,849	7.48%
Morgan Stanley (3)	13,164,385	5.21%
Gregory A. Peters (4)	6,092,376	2.41%
Thomas E. Hogan (5)	2,223,909	*
David J. Shirk (6)	667,054	*
Jeanne K. Urich (7)	267,500	*
Jon O. Niess (8)	6,250	*
Bryce M. Johnson (9)	427,708	*
Charles W. Sansbury (10)	518,211	*
Robert E. Davoli (11)	3,014,355	1.19%
Jeffrey S. Hawn (12)	29,375	*
Michael D. Lambert	—	*
Jan H. Lindelow	125,000	*
Steven G. Papermaster (13)	161,000	*
All current directors and executive officers as a group (15 persons) (14)	15,054,792	5.96%

*Less than 1% of the outstanding shares of Common Stock.

(1)	As reported in a Schedule 13G filed on January 21, 2003. Merrill Lynch Investment Managers has shared power to vote or to direct the vote as to 33,483,985 shares and shared power to dispose of or to direct the disposition of 33,483,985 shares. Merrill Lynch’s address is 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

(2)	As reported in a Schedule 13G filed on February 14, 2003. FMR Corp. has the sole power to vote or to direct the vote as to 0 shares and the sole power to dispose of or to direct the disposition of 18,902,849 shares. FMR Corp.’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(3)	As reported in a Schedule 13G filed on February 13, 2003. Morgan Stanley Investment Management has shared power to vote or to direct the vote as to 13,146,185 shares and shared power to dispose of or to direct the disposition of 13,164,358 shares. Morgan Stanley Investment Management’s address is 1585 Broadway, New York, New York 10036.

(4)	Includes 3,430,775 shares subject to currently exercisable options or options exercisable within 60 days of February 28, 2003, and direct ownership of 2,171,601 shares and 490,000 shares held by Mr. Peters in an investment trust.

(5)	Includes 2,167,917 shares subject to currently exercisable options or options exercisable within 60 days of February 28, 2003.

(6)	Includes 666,718 shares subject to currently exercisable options or options exercisable within 60 days of February 28, 2003.

(7)	Includes 267,500 shares subject to currently exercisable options or options exercisable within 60 days of February 28, 2003.

(8)	Includes 6,250 shares subject to currently exercisable options or options exercisable within 60 days of February 28, 2003.

(9)	Includes 427,708 shares subject to currently exercisable options or options exercisable within 60 days of February 28, 2003.

(10)	Includes 518,211 shares subject to currently exercisable options or options exercisable within 60 days of February 28, 2003.

(11)	Includes 31,883 shares subject to currently exercisable options or options exercisable within 60 days of February 28, 2003 and 956,760 shares held by Sigma Partners III, L.P., 236,781 shares held by Sigma Associates III, L.P., 26,349 shares held by Sigma Investors III, L.P., 493,290 shares held by Sigma Partners IV, L.P., 137,061 shares held by Sigma Associates IV, L.P., 16,434 shares held by Sigma Investors IV, L.P., 189,153 shares held by Sigma Partners V, L.P., 52,731 shares held by Sigma Associates V, L.P., 7,602 shares held by Sigma Investors V, L.P. Mr. Davoli, a director of the Company, is a general partner of Sigma Management III, L.P., and a managing director of Sigma Management IV, L.L.C. and Sigma Management V, L.L.C. Sigma Management III, L.P. is the general partner of Sigma Partners III, L.P., Sigma Associates III, L.P. and Sigma Investors III, L.P. Sigma Management IV, L.L.C. is the general partner of Sigma Partners IV, L.P., Sigma Associates IV, L.P. and Sigma Investors IV, L.P. Sigma Management V, L.L.C. is the general partner of Sigma Partners V, L.P., Sigma Associates V, L.P. and Sigma Investors V, L.P. (collectively, the “Partnerships”). Mr. Davoli disclaims beneficial ownership of the shares held by the Partnerships, except to the extent of his pecuniary interest therein arising from his partnership interests in the Partnerships.

(12)	Includes 29,375 shares subject to currently exercisable options or options exercisable within 60 days of February 28, 2003.

(13)	Includes 161,000 shares subject to currently exercisable options or options exercisable within 60 days of February 28, 2003.

(14)	Includes 8,260,346 shares subject to currently exercisable options or options exercisable within 60 days of February 28, 2003.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee” or the “Committee”) has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer (“CEO”) and certain other executive officers of the Company and to administer the Company’s 1999 Equity Incentive Plan and Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus programs to be in effect for the CEO and certain other executive officers and key employees each fiscal year.

For the 2002 fiscal year, the process utilized by the Committee in determining executive officer compensation levels was based on the subjective judgment of the Committee. Among the factors considered by the Committee were the recommendations of the CEO with respect to the compensation of the Company’s key executive officers. However, the Committee made the final compensation decisions concerning such officers.

General Compensation Policy

The Committee’s fundamental policy is to offer the Company’s executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the Committee’s objective to have a substantial portion of each officer’s compensation contingent upon the Company’s performance, as well as upon his or her own level of performance. Accordingly, each executive officer’s compensation package consists of: (i) base salary, (ii) cash bonus awards and (iii) long-term stock-based incentive awards.

Base Salary

The base salary for each executive officer is based on general market levels and personal performance. Each individual’s base pay is positioned relative to the total compensation package, including cash incentives and long-term incentives.

Annual Cash Bonuses

Each executive officer has an established cash bonus target. The annual pool of bonuses for executive officers is distributed on the basis of the Company’s achievement of the financial performance targets established at the start of the fiscal year and personal objectives established for each executive. Actual bonuses paid reflect an individual’s accomplishment of both corporate and functional objectives and are based on a percentage of the individual’s base salary. The corporate goals set for the 2002 bonuses were based on the achievement of quarterly and annual revenue, income targets and other operating metrics.

Each executive officer has an established cash bonus target based on the achievement of quarterly and annual targets. The annual pool of bonuses for executive officers is distributed on the basis of the Company’s achievement of the financial performance targets established at the start of the fiscal year and personal objectives established for each executive. Actual bonuses paid reflect an individual’s accomplishment of both corporate and functional objectives and are based on a percentage of the individual’s base salary. The financial goals set for the 2002 fiscal year bonuses were based on the achievement of quarterly and annual revenue and operating income targets. Although the company met or exceeded the goals set for revenues and operating income for part of fiscal year 2002, the Company fell short of these performance metrics for other quarters. Consequently, the bonuses paid to the executives were substantially below the targets and averaged 5% of target. Each year, the annual incentive plan is reevaluated and new performance targets are established reflecting the Company’s business plan and financial goals.

Long-Term Incentive Compensation

During fiscal 2002, the Committee, in its discretion, made option grants to Messrs. Davoli, Hogan, Johnson, Lambert, Lindelow, Niess, Papermaster, Peters, Sansbury, Shirk, and Ms. Urich. Generally, a significant grant is made in the year that an officer commences employment and subsequent option grants may be made at varying times and in varying amounts in the discretion of the Committee. Generally, the size of each grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s position with the Company, the individual’s potential for future responsibility and promotion, the individual’s performance in the recent period and the number and value of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee’s discretion. Applying these principles, grants were made to Mr. Niess and Ms. Urich when each commenced employment. Grants were also made to Messrs. Hogan, Johnson, Niess, Sansbury, and Shirk and Ms. Urich for recognition of their performance in the recent period. In addition, grants were made to Messrs. Hogan, Johnson, Sansbury, and Shirk and Ms. Urich for their participation in our Voluntary Salary Exchange Program; a program whereby participating employees voluntarily exchanged payroll wages for stock options and/or vacation days.

Each grant allows the officer to acquire shares of the Company’s common stock at a fixed price per share over a specified period of time. The option vests in periodic installments over a one to four year period, contingent upon the executive officer’s continued employment with the Company. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company’s employ, and then only if the market price of the Company’s Common Stock appreciates over the option term. Occasionally, fully vested options are granted to executive officers as a bonus for outstanding performance or in consideration of special circumstances.

CEO Compensation

The annual base salary for Mr. Hogan, the Company’s Chief Executive Officer, effective April 2002, and Mr. Peters, the Company’s Chief Executive Officer through April 2002, was established by the Committee based on reviews of compensation of other chief executive officers of other comparable companies.

The potential bonus paid to the Chief Executive Officer for the fiscal year was based on the same incentive plan as for all other officers. Specifically, a target incentive was established at the beginning of the year using an agreed-upon formula based on Company revenue and profit. Each year, the annual incentive plan is reevaluated with a new achievement threshold and new targets for revenue and profit. Actual bonuses paid reflect an individual’s accomplishment of both corporate and functional objectives and are based on a percentage of the individual’s base salary. Each year, the annual incentive plan is reevaluated and new performance targets are established reflecting the Company’s business plan and financial goals.

Tax Limitation

Under the Federal tax laws, a publicly held company such as the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any year. To qualify for an exemption from the $1 million deduction limitation, the stockholders were asked to approve a limitation under the Company’s 1999 Equity Incentive Plan on the maximum number of shares of Common Stock for which any one participant may be granted stock options per calendar year. Because this limitation was adopted, any compensation deemed paid to an executive officer when he exercises an outstanding option under the 1999 Equity Incentive Plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify as performance-based compensation that will not be subject to the $1 million limitation. The Committee will defer any decision on whether to limit the dollar amount of all other compensation payable to the Company’s executive officers to the $1 million cap.

Compensation Committee

Robert Davoli

Michael Lambert

Jan Lindelow

Steven Papermaster

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Company’s Board of Directors was formed in May 1998, and the members of the Compensation Committee are Messrs. Davoli, Lambert, Lindelow and Papermaster. None of these individuals was at any time during 2002, or at any other time, an officer or employee of the Company or its subsidiaries. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee.

STOCK PERFORMANCE GRAPH

The graph set forth below compares the cumulative total stockholder return on the Company’s Common Stock between February 19, 1999 (the date the Company’s Common Stock commenced public trading) and December 31, 2002 with the cumulative total return of (i) the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the “Nasdaq Stock Market-U.S. Index”) and (ii) the Standard and Poor’s Internet Technology Index (S&P IT Index), over the same period. This graph assumes the investment of $100.00* on February 19, 1999 in the Company’s Common Stock, the Nasdaq Stock Market-U.S. Index and the S&P IT Index, and assumes the reinvestment of dividends, if any.

The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company’s Common Stock. Information used in the graph was obtained from Morgan Stanley and Co., a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

Vignette Corporation

Stock Performance Graph

*$100.00 invested on February 19, 1999 in the Company’s Common Stock, the Nasdaq Stock Market-U.S. Index and the S&P IT Index- including reinvestment of dividends. Vignette’s fiscal year end is December 31, 2002.

	2/19/99	12/31/99	12/31/00	12/31/01	12/31/02
Vignette Corporation	$100.00	$1,715.79	$568.42	$169.58	$38.75
Nasdaq Stock Market-U.S. Index	100.00	178.56	107.44	85.22	58.48
Standard & Poor’s IT Index	100.00	280.70	108.01	69.50	46.66

The Company effected its initial public offering of Common Stock on February 19, 1999 at a price of $3.17 per share. The preceding graph commences with the price of $3.17 per share on February 19, 1999.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

SUMMARY COMPENSATION TABLE

The following Summary Compensation Table sets forth the compensation earned in 2002, 2001 and 2000 by the Company’s Chief Executive Officer and the four other most highly compensated executive officers (collectively, the “Named Officers”), each of whose aggregate compensation for 2002 exceeded $100,000 for services rendered in all capacities to the Company and its subsidiaries for that fiscal year.

Long Term Compensation
		Annual Compensation			Number of Securities Underlying Options	All Other Compen- sation (2)
Name and Principal Position	Year	Salary (1)	Bonus

Gregory A. Peters (3) Chairman of the Board of Directors and former Chief Executive Officer	2002 2001 2000	$146,459 62,969 175,000	$	— — 64,404	75,000 — 306,300	$	— — 37,798

Thomas E. Hogan (4) President and Chief Executive Officer and Director	2002 2001 2000	306,923 282,692 —		132,188 75,547 —	761,667 3,450,000 —		32,879 182,424 —

David J. Shirk (5) Senior Vice President, Products and Product Strategy	2002 2001 2000	210,048 225,000 112,500		53,446 73,742 153,061	505,625 1,200,000 700,000		15,304 145,862 42,768

Jeanne K. Urich (6) Senior Vice President, Professional Services	2002 2001 2000	235,385 — —		13,304 — —	1,105,000 — —		3,832 — —

Jon O. Niess (7) Senior Vice President, Sales and Sales Operations	2002 2001 2000	105,769 — —		21,875 — —	1,050,000 — —		90,318 — —

Bryce M. Johnson (8) Senior Vice President, General Counsel and Secretary	2002 2001 2000	160,577 175,000 10,096		39,141 98,887 —	605,833 550,000 —		704 — —

Charles W. Sansbury (9) Senior Vice President, Chief Financial Officer	2002 2001 2000	160,577 175,000 169,615		39,141 18,887 64,404	355,833 825,000 906,538		704 22,143 3,210

(1)	Salary includes amounts deferred under the Company’s 401(k) Plan.
(2)	Represents relocation expenses and other taxable perquisites paid by the Company.
(3)	Mr. Peters commenced employment with the Company in June 1998 and tendered his resignation in April 2002. Mr. Peters remains the Company’s Chairman of the Board.
(4)	Mr. Hogan commenced employment with the Company in April 2001.
(5)	Mr. Shirk commenced employment with the Company in July 2000.
(6)	Ms. Urich commenced employment with the Company in February 2002.
(7)	Mr. Niess commenced employment with the Company in July 2002.
(8)	Mr. Johnson commenced employment with the Company in December 2000.
(9)	Mr. Sansbury commenced employment with the Company in January 2000.

STOCK OPTIONS

OPTIONS GRANTED IN LAST FISCAL YEAR

The following table contains information concerning the stock option grants made to each of the Named Officers during 2002. No stock appreciation rights were granted to these individuals during such year.

	Individual Grants (1)
Name	Number of Securities Underlying Options Granted		Percentage of Total Options Granted to Employees in 2002 (2)		Exercise Price per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)*
							5%	10%
Gregory A. Peters	75,000	(4)	*		$0.84	10/10/12	$39,620	$100,406

Thomas E. Hogan	11,667 750,000	(5)	* 4.3%		3.39 0.83	03/22/10 10/29/10	18,884 297,216	45,230 711,884

David J. Shirk	5,625 500,000	(5) (4)	* 2.8%		2.20 0.83	05/06/10 09/17/10	5,909 198,144	14,152 474,589

Jeanne K. Urich	1,000,000 5,000 100,000	(4) (5) (4)	5.7 * *	%	2.82 3.39 0.83	02/22/10 03/22/10 09/17/10	1,346,424 8,093 39,629	3,224,920 19,384 94,918

Jon O. Niess	1,000,000 50,000	(4)	5.7 *	%	1.42 0.83	07/21/10 09/17/10	677,987 19,814	1,623,896 47,459

Bryce M. Johnson	5,833 300,000 300,000	(4)	* 1.7 1.7	% %	3.39 3.44 0.83	03/22/10 03/29/10 09/17/10	9,441 492,734 118,886	22,613 1,180,184 284,754

Charles W. Sansbury	5,833 350,000	(5) (4)	* 2.0%		2.20 0.83	05/06/10 09/17/10	6,127 138,701	14,675 332,213

*Less than 1% of total options granted to employees in 2002.

*The stock price as of close of business on March 28, 2003 was $1.49 per share. As a result, the actual appreciation realizable by the Named Executive Officers may be less than the amount shown in the table based on the exercise prices shown above.

(1)	Each of the options disclosed in the table was generally granted on the date eight years prior to the expiration date shown, except for Mr. Peters whose option has a ten-year expiration period. The exercise price for each option may be paid in cash, in shares of Common Stock valued at the fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The plan administrator has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date. The options have a maximum term of eight years measured from the option grant date, subject to earlier termination in the event of the optionee’s cessation of service with the Company. Except as otherwise noted, the options listed in the table become exercisable for 25% of the shares after one year of service from the designated vesting date and for the balance in a series of quarterly installments over the three year period thereafter. Under each of the options, the option shares will vest upon an acquisition of the Company by merger or asset sale, unless the acquiring company assumes the options. Any options that are assumed or replaced in the acquisition and do not otherwise accelerate at that time shall automatically accelerate (and any unvested option shares which do not otherwise vest at that time shall automatically vest) in the event the optionee’s service terminates by reason of an involuntary or constructive termination within 18 months following the transaction.

(2)	Based on an aggregate of 17,567,558 options granted in 2002 to all employees.

(3)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the 8-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(4)	The option becomes exercisable for 6.25% of the option shares per quarter from the date of grant.

(5)	The option becomes exercisable for 25% of the option shares per quarter from the date of grant.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information concerning option exercises in 2002 and option holdings as of the end of the 2002 fiscal year with respect to each of the Named Officers. No stock appreciation rights were outstanding at the end of that year.

	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End (1)(2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Gregory A. Peters	—	—	3,533,113	170,719	$3,465,235	$28,500

Thomas E. Hogan	—	—	1,841,562	2,370,105	—	292,500

David J. Shirk	—	—	559,062	1,146,563	12,188	182,813

Jeanne K. Urich	—	—	197,500	907,500	2,438	36,563

Jon O. Niess	—	—	3,125	1,046,875	1,219	18,281

Bryce M. Johnson	—	—	298,124	857,709	7,313	109,688

Charles W. Sansbury	—	—	438,219	824,152	8,531	127,969

(1)	Based on the fair market value of the Company’s Common Stock at year-end per share ($1.22) less the exercise price payable for such shares. A portion of the shares exercisable under the options noted above are subject to repurchase by the Company at the exercise price paid per share if the optionee leaves the Company’s employ prior to full vesting.

(2)	Market price at exercise less exercise price.

Bonus Plan

The Company has an executive bonus program pursuant to which bonuses will be paid to executive officers based on individual and Company performance targets. In addition, certain non-executive employees will receive quarterly and annual bonuses if the Company meets its performance targets. The Company’s performance targets are based on meeting revenue and income levels on a quarterly and annual basis

Continuing Executive Officers and Certain Biographical Information

Executive	Age	Positions Held with the Company

Thomas E. Hogan	43	President, Chief Executive Officer and Director

Michael K. Crosno	50	Executive Vice President, Worldwide Operations

Bryce M. Johnson	44	Senior Vice President, Secretary and General Counsel

Jon O. Niess	45	Senior Vice President, Worldwide Sales and Sales Operations

Conleth S. O’Connell	39	Senior Vice President, Chief Technology Officer

Charles W. Sansbury	35	Senior Vice President, Chief Financial Officer

David J. Shirk	36	Senior Vice President, Products and Strategy

Jeanne K. Urich	50	Senior Vice President, Professional Services

Thomas E. Hogan has served as our Chief Executive Officer since April 2002 and as President and director since April 2001. Mr. Hogan served as our Chief Operating Officer from April 2001 to April 2002. From March 1999 to March 2001, Mr. Hogan served in various roles at Siebel Systems, Inc., including most recently as Senior Vice President of Worldwide Sales and Operations. At Siebel Systems, he was responsible for generating license revenue through all distribution channels, including direct sales, telesales and the reseller channel. Prior to his employment at Siebel Systems, Mr. Hogan worked at IBM Corporation from January 1982 to March 1999, where he held several executive posts, including Vice President of Midrange Systems, Vice President of Sales, Consumer Packaged Goods and Vice President, Sales Operations. In addition to the Vignette board, Mr. Hogan serves on the board of Vastera, Inc. Mr. Hogan received his Bachelor of Sciences degree in Biomedical Engineering from the University of Illinois and his Masters of Business Administration degree in finance and international business with distinction from The J.L. Kellogg Graduate School of Management at Northwestern University.

Michael K. Crosno has served as our Executive Vice President of Worldwide Operations since January 2003. Prior to joining Vignette, Mr. Crosno was Chairman, President and Chief Executive Officer of Epicentric, Inc., an enterprise software company that was acquired by Vignette in December 2002. From 1997 to 1999 Mr. Crosno served as Executive Vice President at Gemplus Corporation, a smart card company. Before joining Gemplus, Mr. Crosno was employed by Eastman Kodak Company as the General Manager and Vice President of their Business Systems Division from 1994 to 1997, where he was responsible for their enterprise software, digital hardware and storage businesses. Before joining Kodak, he was the Senior Vice President of Worldwide Operations at ViewStar Corporation, a business process automation and workflow software company, which merged with Digital Systems Inc. to form Mosaix, a publicly held Customer Relationship Management company. Mr. Crosno was also Vice President of Sales and Marketing for Computer Associates International. Mr. Crosno received his Bachelor of Sciences degree in business administration and his Masters of Business Administration degree in finance and accounting from the University of California, Chico.

Bryce M. Johnson has served as our Senior Vice President and General Counsel since December 2000 and is responsible for overseeing the Company’s legal, human resources and governmental affairs. From March1997 to November 2000, Mr. Johnson was the Chief Legal Counsel for Tivoli Systems Inc. and Associate General Counsel of IBM Corporation. From May 1984 to March 1997, Mr. Johnson held a variety of legal positions with IBM Corporation, including Counsel to IBM Europe in Paris, France. Mr. Johnson received his Bachelor of Arts degree with highest honors from Georgetown College and his Doctorate of Jurisprudence from the University of Kentucky.

Jon O. Niess has served as our Senior Vice President of Worldwide Sales and Sales Operations since July 2001. Prior to joining Vignette, Mr. Niess served as Senior Vice President of Field Operations at Click Commerce Inc., a partner relationship management company. Mr. Niess was employed at Oracle Corp. from 1988 to 1997. Mr. Niess has more than 20 years of experience in enterprise software sales.

Conleth S. O’Connell has served as our Senior Vice President and Chief Technology Officer since July 2002. Mr. O’Connell manages the technical direction for Vignette and is responsible for driving new product technology initiatives. Mr. O’Connell joined the Company as one of our first engineers and helped to develop Vignette’s initial product offering. Mr. O’Connell holds a master’s degree and Ph. D. in computer information systems from Ohio State University.

Charles W. Sansbury has served as our Senior Vice President and Chief Financial Officer since September 2001. Prior to accepting the role as CFO, Mr. Sansbury served as our Senior Vice President of Corporate Development from January 2000 to August 2001. Prior to joining Vignette, Mr. Sansbury was a Principal in the Technology Investment Banking Group at Morgan Stanley. Mr. Sansbury holds Bachelors degree in science from Georgetown University and a Masters Business Administration from The Wharton School of the University of Pennsylvania.

David J. Shirk has served as our Senior Vice President of Products and Strategy since 2001. From March 1998 to June 2000, Mr. Shirk served as Chief Technology Officer and Senior Vice President of Product Management at Novell Corporation. While at Novell, Mr. Shirk managed Novell’s Net Services Software strategy and the roadmap for all of Novell’s products. Prior to his tenure at Novell, Mr. Shirk served as Vice President of Marketing for Oracle Corporation from March 1996 to March 1998, leading the Industry Applications Division. In this role, Mr. Shirk built Oracle’s vertical industry go-to-market capability, during which time Oracle tripled its applications revenue. Mr. Shirk holds a bachelor’s of science degree in business from Ohio State University.

Jeanne K. Urich has served as our Senior Vice President of Global Professional Services since February 2002. Ms. Urich served as Vice President of Global Professional Services and Training at Blue Martini Corp., from early 2001 to February 2002. Before joining Blue Martini, Ms. Urich served as Senior Vice President of Global eBusiness Applications Professional Services and Training for Nortel Networks Ltd. Prior to this role. Ms. Urich was Senior Vice President of Global Professional Services and Training for Clarify. Ms. Urich also served in leadership positions within the service organizations of Compaq Computer Corp., Tandem Computers and the former Digital Equipment Corp. Ms. Urich holds a Bachelor of Sciences degree in mathematics from Vanderbilt University.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

The compensation committee of the Board of Directors, as the administrator of the 1999 Equity Incentive Plan, can provide for accelerated vesting of the shares of common stock subject to outstanding options held by any executive officer or director of Vignette in connection with certain changes in control of Vignette. The accelerated vesting may be conditioned on the termination of the individual’s employment following the change in control event.

The Compensation Committee has the authority under the 1999 Equity Incentive Plan to accelerate the exercisability of outstanding options, or to accelerate the vesting of the shares of Common Stock subject to outstanding options, held by the Chief Executive Officer and the Company’s other executive officers. Such acceleration may be conditioned on the optionee’s termination of employment (whether involuntarily or through a forced resignation) and may be conditioned upon the occurrence of a merger, reorganization or consolidation or upon a hostile take-over of the Company effected through a tender offer or through a change in the majority of the Board as a result of one or more contested elections for Board membership.

We entered into an agreement with Gregory A. Peters, on April 30, 1998, when he commenced employment as our President and Chief Executive Officer and which terminated on July 23, 2002 when Mr. Peters resigned as President and Chief Executive Officer. The agreement provided that Mr. Peters would receive a severance payment in the amount of six months of base salary if Mr. Peters’ employment was involuntarily terminated without cause and one year of base salary plus target bonus if Mr. Peters’ employment was involuntarily terminated without cause following certain changes in control of Vignette. If Mr. Peters’ employment had been involuntarily terminated following certain changes in control of Vignette, the letter agreement provided that his option share vesting would accelerate as if he had remained employed for two additional years. However, if a change in control had occurred at a price per share higher than $3.17 per share, then Mr. Peters would have fully vested in his option shares.

We have entered into an offer letter dated March 5, 2001 with Thomas E. Hogan, formerly our President and Chief Operating Officer, and currently our President and Chief Executive Officer. The agreement provides for a base salary of $350,000, eligibility for an annual bonus of up to $300,000, and the grant of an option to purchase 3,450,000 shares. The agreement also provides for reimbursement of certain temporary living and relocation expenses and any loss incurred upon sale of his former residence up to an appraised value. The agreement provides that if Mr. Hogan’s employment is terminated without cause or he resigns for good reason, he will receive a severance payment of twelve months salary, pro-rated annual bonus, health benefits and one year accelerated vesting of his option shares, up to a maximum of 25% of the shares. The agreement provides that if Mr. Hogan resigns his employment within 90 days following certain changes in management, then he will receive one year of accelerated vesting of his option shares.

We have entered into an offer letter agreement dated January 18, 2002 with Jeanne K. Urich, our Senior Vice President of Global Professional Services. The agreement provides for a base salary of $300,000, eligibility for a quarterly bonus of up to 33% of her salary, and the grant of an option to purchase 1,000,000 shares. The agreement at that time provided that Ms. Urich might borrow up to $2,000,000 from Vignette Corporation to purchase a residence. The loan, initially, was to be interest-free and was to be secured by a priority deed of trust on the residence and a pledge of any shares acquired pursuant to the exercise of her Company options. The loan was to be due six years from the execution of the loan but would have been repayable one year after she leaves the Company’s employ or upon a sale or other transfer of the residence and must be repaid from 50% of the proceeds of any sale by Ms. Urich of her option shares. As of January 2003, the Company canceled Ms. Urich’s right to request such loan. The agreement also provides for reimbursement of certain temporary living and relocation expenses. The agreement provides that if Ms. Urich’s employment is terminated without cause she will receive a severance payment of nine months salary plus health benefits and will have six months in which to exercise her vested options.

We have entered into an offer letter agreement dated July 21, 2002 with Jon O. Niess, our Senior Vice President of Global Sales. The agreement provides for the grant of an option to purchase 1,000,000 shares on a standard four (4) year vesting schedule. The agreement also states that if termination occurs, for anything other than cause, during Mr. Niess’ first year of employment he will receive a continuation of stock option vesting through the first year anniversary date with Vignette Corporation.

We entered into an offer letter dated January 4, 2000 with Charles Sansbury, formerly our Senior Vice President, Corporate Development, and currently our Chief Financial Officer. The agreement provides for a base salary of $175,000, eligibility for an annual bonus of up to $75,000, and the grant of an option to purchase 275,000 shares of common stock. The agreement also provides for the reimbursement of certain relocation expenses. The agreement provides that if Mr. Sansbury is terminated without cause, he will receive a severance payment of six months salary. In addition, the agreement provides that if Mr. Sansbury is involuntarily terminated within eighteen months following a change in control of the Company, then any outstanding options owned by Mr. Sansbury will become fully exercisable as fully vested shares of common stock.

We entered into an offer letter dated June 20, 2000 with Dave Shirk, our Senior Vice President of Products and Strategy. The agreement provides for a base salary of $225,000, eligibility for an annual bonus of up to $112,500, the grant of an option to purchase 700,000 shares of common stock and eligibility for a signing bonus in the amount of $60,000. The agreement provides that if, prior to May 31, 2002, Mr. Shirk had been terminated without cause, he would have received a severance payment of twelve months salary and any outstanding options owned by Mr. Shirk would have become exercisable and vested as if he had served an additional twelve months of employment. The agreement further provides that if, at any time between May 31, 2002 and August 31, 2002, Mr. Shirk had been terminated without cause, he would have received a severance payment of eight months salary and any outstanding options owned by Mr. Shirk would have become exercisable and vested as if he had served an additional eight months of employment. Finally, the agreement provides that if, at any time after August 31, 2002, Mr. Shirk is terminated without cause, he will receive a severance payment of six months salary and any outstanding options owned by Mr. Shirk will become exercisable and vested as if he had served an additional six months of employment.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principals generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under the Statement on Auditing Standards No. 61. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditor’s independence.

The Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. The Committee held five (5) meetings during fiscal year 2002.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to stockholder approval, the selection of the Company’s independent auditors.

Audit Committee

Robert Davoli

Jeffrey S. Hawn

Steven G. Papermaster

Independence of Audit Committee Members

The members of the audit committee are independent under the NASD listing standards.

Audit Services

Subject to the ratification by the Stockholders, the Board of Directors has reappointed Ernst & Young LLP (“Ernst & Young”) as independent auditors to audit the consolidated financial statements of the Company for fiscal year 2003.

The aggregate fees billed by Ernst & Young for 2002 audit services were $437,000. Audit services include professional services rendered for (1) the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002, (2) the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2002, (3) the statutory audits of annual financial statements of the Company’s foreign subsidiaries for the year end December 31, 2002, and (4) accounting consultations performed in connection with the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002. The aggregate fees billed by Ernst & Young for 2001 audit services were $594,000.

Audit-Related Services

The aggregate fees billed by Ernst & Young for 2002 audit-related services were $70,000. Audit related services include professional services rendered for (1) the audits of the Company’s annual financial statements for its existing employee benefit plans for the year ended December 31, 2002 and (2) accounting consultations and assistance for due diligence and other procedures. The aggregate fees billed by Ernst & Young for 2001 audit-related services were $164,000.

Tax Services

The aggregate fees billed by Ernst & Young for 2002 tax services were $109,000. Tax services include professional services rendered for preparation of the Company’s federal and state income tax returns for the fiscal year ended December 31, 2002 and tax planning. The aggregate fees billed by Ernst & Young for 2001 tax services were $255,000.

Other Services

Ernst & Young did not provide Other Services to the Company, other than the services described above under “Audit Services”, “Audit-Related Services” and “Tax Services” for the fiscal years ended December 31, 2002 and 2001.

Representatives of the firm Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT ACCOUNTANTS

The Company is asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2003. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company’s and its stockholders’ best interests.

Ernst & Young LLP has audited the Company’s financial statements since 1996. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Company’s Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

The Company holds a Promissory Note from William R. Daniel, formerly our Senior Vice President and General Manager of the Application Products Division. The principal sum of $500,000 was used to purchase his primary residence in Texas in connection with his relocation to Texas. The loan is due and payable on June 13, 2004 but is accelerated if certain events occur prior to the maturity date. The note bears no interest. The loan note is secured by a security interest in Vignette Common Stock pledged by Mr. Daniel. The largest aggregate indebtedness outstanding at any time since the beginning of the fiscal year was $500,000 on December 31, 2002. As of March 31, 2003, Mr. Daniel had repaid $125,000 on the loan.

Steven G. Papermaster, one of our directors, served as a Director and the Chief Executive Officer of Agillion, Inc. On March 15, 2001, several months after Mr. Papermaster resigned his position as Chief Executive Officer, Agillion, Inc. executed a promissory note with a principal amount of $326,167 bearing interest at 8% per annum payable to Vignette in settlement of amounts due to Vignette under certain software license and maintenance and support agreements. Payments of $50,000 payable each quarter were to begin April 30, 2001 and continue until all principal and interest outstanding was fully paid. Agillion, Inc. filed for bankruptcy protection under Chapter 7 of the United States Bankruptcy Code in July 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company’s outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company’s Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 2001 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders.

FORM 10-K

THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY’S FORM 10-K REPORT FOR FISCAL YEAR 2002, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULE AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO VIGNETTE CORPORATION, 1601 SOUTH MOPAC EXPRESSWAY, AUSTIN, TEXAS 78746, ATTN: INVESTOR RELATIONS.

STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Stockholder proposals that are intended to be presented at the 2004 Annual Meeting that are eligible for inclusion in the Company’s proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than December 14, 2003 in order to be included. Such stockholder proposals should be addressed to Vignette Corporation, 1601 South MoPac Expressway, Austin, Texas 78746, Attn: Investor Relations.

OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

Bryce M. Johnson

Secretary

Austin, Texas

April 14, 2003

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE, VOTE TELEPHONICALLY OR VIA THE INTERNET. YOU MAY REVOKE YOUR

PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

[VIGNETTE LOGO] Vignette Corporation 1601 South MoPac Expressway Austin, Texas 78746 Attn: Investor Relations

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL— Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vignette Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	VGNTTE	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

VIGNETTE CORPORATION Vote On Directors

1. To elect the following Director to serve for a term ending upon the 2006 Annual Meeting of Stockholders or until their successors are elected and qualified: Nominee: 01) Jan H. Lindelow	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

Vote On Proposal	For	Against	Abstain

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent public accountants for the fiscal year ending

December 31, 2003.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and

Proxy Statement.

	☐	☐	☐

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an

executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY	VIGNETTE CORPORATION 1601 South MoPac Expressway, Austin, Texas 78746	PROXY

This Proxy is Solicited on Behalf of the Board of Directors of Vignette Corporation

for the Annual Meeting of Stockholders to be held on May 15, 2003

The undersigned holder of Common Stock, par value $.01, of Vignette Corporation (the “Company”) hereby appoints Thomas E. Hogan and Bryce M. Johnson, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, May 15, 2003 at 9:00 a.m. local time, at the Inter-Continental Stephen F. Austin Hotel at 701 Congress Avenue in Austin, Texas and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS, FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to Bryce M. Johnson, Senior Vice President, General Counsel and Corporate Secretary of the Company, either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)